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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to incorporation by reference in the Registration Statements (No. 333-13981 and No. 333-62123) on Form S-8 of Patriot Bank Corp. of our report dated January 20, 2000, relating to the consolidated balance sheets of Patriot Bank Corp. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Patriot Bank Corp.

Philadelphia, Pennsylvania
March 22, 1999